                        NATURAL MICROSYSTEMS CORPORATION
                                    EXHIBITS

NO. 11.1   STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                       (IN $000'S EXCEPT PER SHARE DATA)


                                                        6 Months Ended                     3 Months Ended
                                                        --------------                     --------------
                                                 June 30, 1996     June 30, 1997    June 30, 1996     June 30, 1997
                                                ---------------   ---------------  ---------------   ---------------
Net Income (Loss)                               $        (2,210)   $        3,919   $       (3,063)   $        2,143
                                                ===============    ==============   ==============    ==============
Weighted average common shares outstanding                8,849            10,211            9,774            10,327

Common shares attributable to
dilutive options and warrants                              --                 470             --                 367
                                                ---------------   ---------------  ---------------   ---------------
Weighted average shares                                   8,849            10,681            9,774            10,694
                                                ===============    ==============   ==============    ==============
Primary net income (loss) per share             $         (0.25)   $         0.37   $        (0.31)   $         0.20
                                                ===============    ==============   ==============    ==============

                                                            6 Months Ended             3 Months Ended
                                                  June 30, 1996     June 30, 1997    June 30, 1996    June 30, 1997
                                                ---------------   ---------------  ---------------   ---------------
Net Income (Loss)                               $        (2,210)   $        3,919   $       (3,063)   $        2,143
                                                ===============    ==============   ==============    ==============
Weighted average common shares outstanding                8,849            10,211            9,774            10,327

Common shares attributable to
dilutive options and warrants                              --                 663             --                617
                                                ---------------   ---------------  ---------------   ---------------
Weighted average shares                                   8,849            10,874            9,774            10,944
                                                ===============    ==============   ==============    ==============
Fully diluted net income (loss) per share       $         (0.25)   $         0.36   $        (0.31)   $         0.20
                                                ===============    ==============   ==============    ==============